Exhibit 99.1

AMRI Repositions for Growth, Expansion in Emerging Markets

  Expansion of infrastructure in Asia and Europe
  Continued global workforce expansion
  Cost reduction activities resulting in annualized savings of $10 million
  10% reduction in US workforce

ALBANY, N.Y.--(BUSINESS WIRE)--May 25, 2010--AMRI (NASDAQ: AMRI) today announced that it is repositioning itself to meet a continued shift in demand from customers for services in Asia and Europe. Overall for 2009 and 2010, the company anticipates investing in excess of $30 million on international facility and capability expansions and estimates its non-US workforce will increase by approximately 180 positions in order to meet known and anticipated customer demand.

As part of its strategy to increase global competitiveness and remain diligent in managing its costs, the company is also implementing significant cost reduction activities at its operations in the US. The company expects a cost savings of approximately $7 million for the remainder of 2010 and an annualized savings of $10 million beginning in 2011.

As part of cost reduction efforts, AMRI is reducing its US workforce by approximately 10%, or an estimated 80 jobs. This includes currently open positions that the company is not filling at this time. AMRI expects that actions to reduce 2010 workforce related costs will result in an estimated $4 million in savings. The company expects to record termination related charges of approximately $1 million in the second quarter of 2010.

Further, the company is suspending operations at one of its research laboratory facilities in Rensselaer, New York. Employees and equipment will be consolidated into nearby AMRI locations. As a result of this action, the company expects to record a restructuring charge of $3-5 million related to lease and fixed asset charges in the second quarter of 2010.

AMRI Chairman, President and CEO Thomas E. D'Ambra said, “These actions reflect the focus by our customers on cost of services amid a highly competitive environment coming primarily from Asia. This has led to a continued shift in demand for AMRI’s services from the US to lower cost resources in Asia and Europe. While we remain cautiously optimistic about a return in demand for contract research outsourcing by the biopharmaceutical industry, softness in the US market has extended beyond our expectations. The actions we are taking today are part of our on-going commitment to tightly manage costs while also managing our infrastructure to support future growth and development.”

Dr. D’Ambra continued, “We regret the need to take the actions we announce today. We are very grateful for the dedication and contributions of the employees who will be leaving AMRI and we are committed to providing them with resources and services to help them through this difficult transition. The AMRI that moves forward will continue to stay focused on our strategy to support our customers’ needs by expanding services, technologies, expertise and geographic options.”

AMRI Chief Financial Officer Mark T. Frost said, “AMRI remains healthy and financially sound. The merit of our strategy to build a business that is both global and diverse in product offerings is being proven out in our ability to add and/or expand customer relationships even as the overall economy and industry trends remain in flux. The decision to reduce our structure in the US was difficult, but after exhausting all other options, we believe necessary to achieve our longer term success.”

The company reaffirms its full year 2010 non-GAAP financial guidance, expecting an increase in contract revenue of up to 13% versus 2009, which was previously provided on May 5, 2010.

About AMRI

Founded in 1991, Albany Molecular Research, Inc. (AMRI) provides scientific services, products and technologies focused on improving the quality of life. AMRI works on drug discovery and development projects and conducts manufacturing of active ingredients and pharmaceutical intermediates for many of the world's leading healthcare companies. As an additional value added service to its customers, the company is also investing in R&D in order to expand its contract services and to identify novel early stage drug candidates with the goal to outlicense to a strategic partner. With locations in the U.S., Europe, and Asia, AMRI provides customers with a wide range of services, technologies and cost models.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the company's estimates of revenue and earnings for the full year 2010, statements made by the company's chief executive officer and chief financial officer, including statements regarding the strength of the company's business and prospects, statements concerning our expectations relating to investments in international expansions and increases in the number of employees in our non-US workforce, and statements concerning our expectations with respect to cost savings and anticipated changes relating to the actions announced today. Readers should not place undue reliance on our forward-looking statements. The company's actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the company may not be able to predict and may not be within the company's control. Factors that could cause such differences include, but are not limited to, the company's ability to attract and retain experienced scientists, trends in pharmaceutical and biotechnology companies' outsourcing of chemical research and development, including softness in these markets, sales of Allegra® and the impact of the "at-risk" launch of generic Allegra® on the company's receipt of significant royalties under the Allegra® license agreement, the risk of an “at-risk” launch of generic Allegra-D® and the impact of that on the company’s receipt of significant royalties under the Allegra® license agreement, the risk that Allegra® may be approved for over-the-counter use, the over-the-counter sale of Claritin, the over-the-counter sale of generic alternatives for the treatment of allergies and the risk of new product introductions for the treatment of allergies including generic forms of Allegra®, the success of the company's collaborations with customers including the collaboration with Bristol-Myers Squibb Company related to biogenic amine reuptake inhibitors, the company's ability to enforce its intellectual property and technology rights, the company's ability to successfully develop novel compounds and lead candidates in its collaborative arrangements, the company's ability to take advantage of proprietary technology and expand the scientific tools available to it, the ability of the company's strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 12, 2010, and the company's other SEC filings. Revenue and other earnings related guidance offered by senior management today represent a point-in-time estimate and are based on information as of the date of this press release. Senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.

CONTACT:
AMRI
Media:
Andrea Schulz, 518-512-2226
Director of Corporate Communications
or
Investors:
Peter Jerome, 518-512-2220
Director of Investor Relations